Exhibit 99.15

                           Consolidated Balance Sheets

                       October 31, 2003 and July 31, 2003


                        Ferrellgas, Inc. and Subsidiaries



                                                                                 October 31,      July 31,
ASSETS                                                                              2003            2003
----------------------------------------------------                            ------------    ------------

Current Assets:
  Cash and cash equivalents                                                      $   13,536      $   12,311
  Accounts and notes receivable, net                                                 63,495          56,742
  Inventories                                                                       103,232          69,077
  Prepaid expenses and other current assets                                          10,952           8,366
                                                                                ------------    ------------
    Total Current Assets                                                            191,215         146,496

Property, plant and equipment, net                                                  739,905         741,792
Goodwill                                                                            363,134         363,134
Intangible assets, net                                                               96,743          98,157
Other assets                                                                          9,463           8,897
                                                                                ------------    ------------
    Total Assets                                                                 $1,400,460      $1,358,476
                                                                                ============    ============


LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)
----------------------------------------------------

Current Liabilities:
  Accounts payable                                                               $  119,389      $   59,454
  Other current liabilities                                                          74,951          89,666
  Short-term borrowings                                                              21,800             -
                                                                                ------------    ------------
    Total Current Liabilities                                                       216,140         149,120

Long-term debt                                                                      900,807         888,226
Deferred income taxes                                                                 2,337           2,401
Other liabilities                                                                    19,607          18,747
Contingencies and commitments (Note F)                                                  -               -
Minority interest                                                                   152,216         171,220
Parent investment in subsidiary                                                     183,689         201,466

Stockholder's Equity (Deficiency):
  Common stock, $1 par value;
   10,000 shares authorized; 990 shares issued                                            1               1
  Additional paid-in-capital                                                         13,865          13,824
  Note receivable from parent                                                      (146,841)       (146,864)
  Retained earnings                                                                  60,926          62,303
  Accumulated other comprehensive loss                                               (2,287)         (1,968)
                                                                                ------------    ------------
    Total Stockholder's Equity (Deficiency)                                         (74,336)        (72,704)
                                                                                ------------    ------------
    Total Liabilities and Stockholder's Equity (Deficiency)                      $1,400,460      $1,358,476
                                                                                ============    ============

           See notes to these Condensed Consolidated Balance Sheets.

                        FERRELLGAS INC. AND SUBSIDIARIES

             (a wholly-owned subsidiary of Ferrell Companies, Inc.)

                 NOTES TO CONDENSED CONSOLIDATED BALANCE SHEETS
                                OCTOBER 31, 2003
               (Dollars in thousands, unless otherwise designated)
                                   (unaudited)


A.   Organization

     The accompanying condensed consolidated balance sheets and related notes present the consolidated financial position of Ferrellgas, Inc. (the "Company"), its subsidiaries and its general partnership interests in Ferrellgas Partners, L.P ("Ferrellgas Partners") and Ferrellgas, L.P. (collectively referred to as "Ferrellgas"). The Company is a wholly-owned subsidiary of Ferrell Companies, Inc.

     The condensed consolidated balance sheets of the Company reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the interim period presented. All adjustments to the condensed consolidated balance sheets were of a normal, recurring nature. The information included in this report should be read in conjunction with the consolidated balance sheets and accompanying notes included in the Company's consolidated balance sheets as of July 31, 2003 and 2002.

B.   Accounting estimates

     The preparation of balance sheets in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from these estimates. Significant estimates impacting the condensed consolidated balance sheets include accruals that have been established for contingent liabilities, pending claims and legal actions arising in the normal course of business, useful lives of property, plant and equipment assets, residual values of tanks, amortization methods of intangible assets and valuation methods of derivative commodity contracts.

C.   Nature of operations

     The Company is a holding entity that conducts no operations and has two subsidiaries, Ferrellgas Partners and Ferrellgas Acquisition Company, LLC ("Ferrellgas Acquisition Company"). The Company owns a 100% equity interest in Ferrellgas Acquisition Company. Limited operations are conducted by or through Ferrellgas Acquisition Company, whose only purpose is to acquire the tax liabilities of acquirees of Ferrellgas. The Company owns a 1% general partner interest in Ferrellgas Partners. Ferrellgas, L.P. is the only operating subsidiary of Ferrellgas Partners.

     Ferrellgas is engaged primarily in the retail distribution of propane and related equipment and supplies in the United States. The retail market is seasonal because propane is used primarily for heating in residential and commercial buildings. Ferrellgas serves more than one million residential, industrial/commercial, agricultural and other customers.

D.   Supplemental balance sheet information

     Inventories consist of:
                                                    October 31,        July 31,
                                                       2003             2003
                                                    ------------      ---------
        Propane gas and related products             $ 84,956          $49,772
        Appliances, parts and supplies                 18,276           19,305
                                                    ------------      ---------
                                                     $103,232          $69,077
                                                    ============      =========

     In addition to inventories on hand, the Company enters into contracts to buy and sell product, primarily propane for supply procurement purposes. Nearly all of these contracts have terms of less than one year and most call for payment based on market prices at the date of delivery. All fixed price contracts have terms of less than one year. As of October 31, 2003, the Company had committed, for supply procurement purposes, to take net delivery of approximately 5.0 million gallons of propane at a fixed price.


     Property, plant and equipment, net consist of:

                                                  October 31,         July 31,
                                                     2003               2003
                                                  -----------        ----------
        Property, plant and equipment             $1,079,930         $1,075,689
        Less:  accumulated depreciation              340,025            333,897
                                                  -----------        ----------
                                                  $  739,905         $  741,792
                                                  ===========        ==========

     During the three months ended October 31, 2003, the Company placed in service $45.3 million of computer software, which will be depreciated using the straight-line method over its estimated useful life of 5 years.

     Intangible assets, net consist of:

                                                  October 31, 2003                              July 31, 2003
                                     ------------------------------------------   ------------------------------------------
                                       Gross                                        Gross
                                      carrying      Accumulated                    carrying      Accumulated
                                       amount       amortization        Net         amount       amortization        Net
                                     ------------ ---------------- ------------   ------------ ---------------- ------------
        Customer lists                $218,134      $(132,235)       $85,899        $220,061     $(133,548)       $86,513
        Non-compete agreements          64,099        (53,255)        10,844          64,020       (52,376)        11,644
                                     ------------ ---------------- ------------   ------------ ---------------- ------------
                                      $282,233      $(185,490)       $96,743        $284,081     $(185,924)       $98,157
                                     ============ ================ ============   ============ ================ ============

E.   Accounts receivable securitization

     At October 31, 2003, $62.5 million of the Company's accounts receivable had been transferred compared with $42.5 million at July 31, 2003. The Company had the ability to transfer, at its option, an additional $12.5 million of its trade accounts receivable at October 31, 2003. The Company renewed this facility effective September 23, 2003, for a 364-day commitment with Banc One, NA. In accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," this transaction is reflected in the condensed consolidated balance sheets as a sale of accounts receivable and a retained interest in transferred accounts receivable. The retained interest is classified on the condensed consolidated balance sheets within "Accounts and notes receivable, net."

F.   Contingencies

     The Company's operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time, the Company is threatened with or named as a defendant in various lawsuits arising in the ordinary course of business. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that will have a material adverse effect on the financial condition of the Company. Currently, the Company is not a party to any legal proceedings other than various claims and lawsuits arising in the ordinary course of business.

G.  Adoption of new accounting standards

     The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards ("SFAS") No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," FASB Financial Interpretation No. 46 "Consolidation of Variable Interest Entities" and Emerging Issues Task Force ("EITF") 00-21 "Accounting for Revenue Arrangements with Multiple Deliverables."

     SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the fiscal year ending July 31, 2004. The Company has studied SFAS No. 150 and believes it will not have a material effect on its financial position.

     FASB Financial Interpretation No. 46 clarifies Accounting Research Bulletin No. 51, "Consolidated Financial Statements." If certain conditions are met, this interpretation requires the primary beneficiary to consolidate certain variable interest entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity investment at risk to permit the variable interest entity to finance its activities without additional subordinated financial support from other parties. For variable interest entities created or obtained before February 1, 2003, the interpretation is effective for the first fiscal year or interim period ending after December 15, 2003. The Company currently believes it does not have any variable interest entities that would be subject to this interpretation.

     EITF No. 00-21 addresses how to account for arrangements that may involve multiple revenue-generating activities, such as the delivery or performance of multiple products, services, and/or rights to use assets. In applying this guidance, separate contracts with the same party, entered into at or near the same time, will be presumed to be a bundled transaction, and the consideration will be measured and allocated to the separate units based on their relative fair values. This consensus guidance will be applicable to agreements entered into in quarters beginning after June 15, 2003. The Company adopted this new accounting pronouncement beginning August 1, 2003. The implementation of this pronouncement did not have a material impact on the Company's financial position, because it does not enter into a significant number of arrangements that may involve multiple revenue-generating activities.

H.  Transactions with related parties

     JEF Capital Management, Inc. ("JEF Capital Management") is beneficially owned by James E. Ferrell, the Chairman, President and Chief Executive Officer of the Company, and thus is an affiliate. Ferrellgas Partners paid senior unit distributions of $2.0 million to JEF Capital Management on both September 12, 2003. and on December 15, 2003. See Note I - Subsequent events - for disclosure of related party transactions with the Company and JEF Capital Management after October 31, 2003, including the waiver given by JEF Capital Management to Ferrellgas Partners.

     Ferrell Companies is the sole shareholder of the Company and owns 17.8 million common units of Ferrellgas Partners. On both September 12, 2003 and December 15, 2003, Ferrellgas Partners paid a common unit distribution of $8.9 million to Ferrell Companies for the three month period ended July 31, 2003 and October 31, 2003, respectively See Note I - Subsequent events - for disclosure of related party transactions with JEF Capital Management after October 31, 2003.

     Ferrell International Limited is beneficially owned by James E. Ferrell and thus is an affiliate. Ferrellgas enters into transactions with Ferrell International Limited in connection with Ferrellgas' risk management activities and does so at market prices in accordance with Ferrellgas' affiliate trading policy approved by the Company's Board of Directors. These transactions include forward, option and swap contracts and are all reviewed for compliance with the policy. Ferrellgas also provides limited accounting services for Ferrell International Limited. There were no amounts due from or due to Ferrell International Limited at October 31, 2003.

I.  Subsequent events

     Ferrellgas Partners' partnership agreement generally provides that it use the cash proceeds of any offering of common units to redeem a portion of its outstanding senior units, otherwise a "Material Event" would be deemed to have occurred and JEF Capital Management, as the holder of the senior units, would thereafter have specified rights, such as the right to convert the senior units into common units or the right to register the senior units. By letter agreement dated November 20, 2003, JEF Capital Management agreed to waive the occurrence of a "Material Event" if Ferrellgas Partners issues common units at any time and from time to time on or prior to March 31, 2004, and does not use the cash proceeds from such offering or offerings to redeem a portion of the outstanding senior units. In consideration of the granting of the waiver, Ferrellgas Partners agreed not to redeem any outstanding senior units prior to March 31, 2004, and to reimburse JEF Capital Management for its reasonable legal fees incurred in connection with the execution of the waiver.

     On December 1, 2003, Ferrellgas Partners received $47.4 million pursuant to the issuance of 2.0 million common units to the public Ferrellgas then used the net proceeds to reduce the borrowings outstanding under its bank credit facility by approximately $38.3 million. The remaining proceeds will be used for general partnership purposes, including the repayment of debt incurred to fund prior acquisitions.